As filed with the Securities and Exchange Commission on May 24, 2019

Registration No. 333-230536

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

EQUILLIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-1554746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2223 Avenida de la Playa, Suite 105 La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full titles of the plans)

Daniel M. Bradbury

Chief Executive Officer

Equillium, Inc.

2223 Avenida de la Playa, Suite 105

La Jolla, California 92037

(858) 412-5302

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq. Karen E. Anderson, Esq. Wade W. Andrews, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000	Jason A. Keyes Chief Financial Officer Equillium, Inc. 2223 Avenida de la Playa, Suite 105 La Jolla, California 92037 (858) 412-5302

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed solely to correct certain of the exhibit hyperlinks contained in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 27, 2019 (File No. 333-230536).

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on October 16, 2018).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on October 16, 2018).

4.3

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-227387), as amended, originally filed on September 17, 2018).

5.1	Opinion of Cooley LLP (incorporated by reference to Exhibit 5.1 of the Registrant’s Registration Statement on Form S-8 (File No. 333-230536) filed on March 27, 2019).

23.1

Consent of Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 23.1 of the Registrant’s Registration Statement on Form S-8 (File No. 333-230536) filed on March 27, 2019).

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (incorporated by reference to the Signature Page of the Registrant’s Registration Statement on Form S-8 (File No. 333-230536) filed on March 27, 2019).

99.1

Equillium, Inc. 2018 Equity Incentive Plan and Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise thereunder (incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form S-8 (File No. 333-227859) filed on October 16, 2018).

99.2	Equillium, Inc. 2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.3 of the Registrant’s Registration Statement on Form S-8 (File No. 333-227859) filed on October 16, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on May 24, 2019.

Equillium, Inc.

By:	/s/ Daniel M. Bradbury
Daniel M. Bradbury
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel M. Bradbury	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 24, 2019
Daniel M. Bradbury

/s/ Jason A. Keyes	Chief Financial Officer (Principal Financial and Accounting Officer)	May 24, 2019
Jason A. Keyes

/s/ Bruce D. Steel*	President, Chief Business Officer and Member of the Board of Directors	May 24, 2019
Bruce D. Steel

/s/ Stephen Connelly, Ph.D.*	Chief Scientific Officer and Member of the Board of Directors	May 24, 2019
Stephen Connelly, Ph.D.

/s/ Martha J. Demski*	Member of the Board of Directors	May 24, 2019
Martha J, Demski

/s/ Bala S. Manian, Ph.D.*	Member of the Board of Directors	May 24, 2019
Bala S. Manian, Ph.D.

/s/ Charles McDermott*	Member of the Board of Directors	May 24, 2019
Charles McDermott

/s/ Mark Pruzanski, M.D.*	Member of the Board of Directors	May 24, 2019
Mark Pruzanski, M.D.

* Pursuant to power of attorney

By:	/s/ Jason A. Keyes
Jason Keyes Attorney-in-fact